Exhibit 99.1

Audited Financial Statements

WHE AGENCY, INC.

December 31, 2020

i

INDEPENDENT AUDITOR’S REPORT

To the Board of Directors and Stockholders

of Creatd, Inc. and Subsidiaries

We have audited the accompanying financial statements of WHE Agency, Inc. (a Delaware limited liability corporation), which comprise the balance sheet as of December 31, 2020, and the related statements of operations, changes in shareholders’ equity, and cash flows for the period from March 5, 2020 (date of inception) through December 31, 2020, and the related notes to the financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of WHE Agency, Inc. as of December 31, 2020, and the results of its operations and its cash flows for the period then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ Rosenberg Rich Baker Berman P.A.

Somerset, New Jersey

October 5, 2021

WHE AGENCY, INC.

BALANCE SHEET

December 31, 2020
Assets

Current Assets
Cash	$3,508
Accounts receivable	599,596
Total Current Assets	603,104

Total Assets	$603,104

Liabilities and Shareholders’ Equity

Current Liabilities
Accounts payable	$483,512

Total Current Liabilities	483,512

Total Liabilities	483,512

Shareholders’ Equity
Preferred stock, $0.001 par value,1,000,000 shares authorized, 0 shares issued and outstanding	-
Common stock no par value: 4,000,000 shares authorized, 2,000,000 shares issued and outstanding	-
Additional paid in capital	37,250
Retained earnings	82,342
119,592

Total Liabilities and Shareholders’ Equity	$603,104

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

STATEMENT OF OPERATIONS

For the Period from March 5, 2020 (inception) through
December 31, 2020

Net revenue	$479,645

Operating expenses
General and administrative	382,303

Total operating expenses	382,303

Income from operations	97,342

Net Income	$97,342

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

FOR THE PERIOD FROM MARCH 5, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

	Preferred Stock		Common Shares		Paid In	Retained	Shareholders'
	Shares	Amount	Shares	Amount	Capital	Earnings	Equity
At inception	-	$-	2,000,000	$-	$-	$-	$-

Contributions	-	-	-	-	25,000	-	25,000

RSA's issued for Services	-	-	-	-	12,250	-	12,250

Member Distributions	-	-	-	-	-	(15,000)	(15,000)

Net Income	-	-	-	-	-	97,342	97,342

Balance as of December 31, 2020	-	$-	2,000,000	$-	$37,250	$82,342	$119,592

See accompanying notes to financial statements.

WHE AGENCY, INC.

STATEMENT OF CASH FLOWS

For the Period from March 5, 2020 (inception) through
December 31, 2020
CASH FLOWS FROM OPERATING ACTIVITIES:
Net Income	$97,342
Adjustments to reconcile net income to net cash used in operating activities:
Share-based compensation	12,250
Changes in operating assets and liabilities:
Accounts receivable	(599,596)
Accounts payable	483,512
Net Cash Used In Operating Activities	(6,492)

CASH FLOWS FROM FINANCING ACTIVITIES:
Capital contribution	25,000
Shareholder Distributions	(15,000)
Net Cash Provided By Financing Activities	10,000

Net Change in Cash	3,508

Cash - Beginning of period	-

Cash - End of period	$3,508

SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the period for:
Income taxes	$-
Interest	$-

The accompanying notes are an integral part of these financial statements.

WHE AGENCY, INC.

NOTES TO FINANCIAL STATEMENTS

FOR THE PERIOD FROM MARCH 5, 2020 (INCEPTION) THROUGH DECEMBER 31, 2020

NOTE 1 - SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Operations

WHE Agency, Inc. (“we,” “us,” the “Company,” or “WHE”), is a talent management and public relations agency dedicated to the representation and management of family- and lifestyle-focused influencers and digital creators. WHE currently represents 55+ family- and lifestyle-focused creators that reach a combined audience of over 50 million followers and growing. The Company was initially incorporated under the laws of the State of Delaware on March 5, 2020.

Basis of Presentation

The financial statements of the Company are prepared in accordance with accounting principles generally accepted in the United States of America (U.S. GAAP).

On July 20, 2021, the Company effected a 2,000-for-1 reverse stock split. As a result, all share information in the accompanying financial statements have been adjusted as if the reverse stock split happened on the earliest date presented.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues, expenses, and stock based compensation during the reporting period. Actual results could differ from those estimates.

Cash

The Company considers all short-term debt securities purchased with a maturity of three months or less to be cash equivalents. There were no cash equivalents as of December 31, 2020.

Concentration of Credit Risk and Other Risks and Uncertainties

Financial instruments and assets subjecting the Company to concentration of credit risk consist primarily of cash and trade accounts receivable. The Company’s cash is maintained at major U.S. financial institutions. Deposits in these institutions may exceed the amount of insurance provided on such deposits.

The Company’s customers are concentrated in the United States.

The Company provides credit in the ordinary course of business.

Accounts Receivable

The Company sells its services to customers on an open credit basis. Accounts receivables are uncollateralized, non-interest-bearing customer obligations. Accounts receivables are typically due within 45 days. Provisions for estimated uncollectible accounts receivable are made for individual accounts based upon specific facts and circumstances, including criteria such as their age, amount, and customer standing. In the opinion of management, substantially all account receivables are considered to be realizable at the amounts stated in the accompanying balance sheet, and no allowance for doubtful accounts was deemed to be necessary as of December 31, 2020.

Revenue Recognition

Under Topic 606, revenue is recognized when control of the promised goods or services is transferred to our customers, in an amount that reflects the consideration we expect to be entitled to in exchange for those goods or services.

We determine revenue recognition through the following steps:

●	identification of the contract, or contracts, with a customer;

●	identification of the performance obligations in the contract;

●	determination of the transaction price;

●	allocation of the transaction price to the performance obligations in the contract; and

●	recognition of revenue when, or as, we satisfy a performance obligation.

Personal Management Services

The Company provides Customers (“Talent”) with personal management services, including publicity and public relations, image consulting, special event promotions, and digital development. The Company is also responsible for securing and negotiating brand opportunities on behalf of Talent. Upon request, the Company also provides management and consulting services in network and channel negotiations and helps Talent secure and develop signature collections/collaborations with marque labels. The Company has focused on long-term career opportunities, emphasizing securing projects that share the Talent’s vision. The Talent maintains all rights and privileges to approve or disapprove opportunities presented by Company to Talent. As compensation for the Management Services, the Company is entitled to receive 20% of gross earnings received by the Talent for services rendered. The Company, viewed as an Agent, recognizes revenue net of the payments received by the Talent. Contract amounts for Personal Management Services range from approximately $500-$25,000, with the Company’s net revenue ranging from $100-$5,000 per contract. From March 5, 2020 (inception) through December 31, 2020, the Company recorded Personal Management Services revenue of $479,645. The Personal Management Service revenue is transferred at a point in time when the services have been completed.

Advertising Costs

The Company expenses the costs associated with advertising as they are incurred. The Company incurred $26,361 for advertising costs for the period from March 5, 2020 (inception) through December 31, 2020.

Stock Based Compensation

The Company follows the requirements of FASB ASC 718-10-10, Share Based Payments with regards to stock-based compensation issued to employees and non-employees. Restricted stock awards are granted at the discretion of the Company. These awards are restricted as to the transfer of ownership and generally vest over the requisite service periods. The fair value of a stock award is equal to the fair market value of a share of Company stock on the grant date. The Company utilized Internal Revenue Code (“IRC”) Section 409Avaluation to determine grant date fair value of shares of its common stock. Compensation expense is reduced for actual forfeitures as they occur.

Income Taxes

The Company files its income taxes on the accrual basis as Sub-chapter S Corporation for Federal income tax purposes, and thus no income tax expense has been recorded in the statements. Income from the corporation is taxed to the shareholders in their individual returns on their share of the Company’s earnings. The Company’s net income or loss is allocated among the shareholders in accordance with the By-Laws of the Company.

The Company does not have any uncertain tax positions which must be considered for disclosure.

The Federal income tax returns of the Company for 2020 are subject to examination by the IRS, generally for a period of three years from the date they are filed. There are no examinations currently in process.

NOTE 2 – SHAREHOLDERS’ EQUITY

Preferred Stock

The Company is authorized to issue up to 1,000,000 shares of preferred stock, par value $0.001 per share. The rights and features of the preferred stock are to be determined by the Board prior to the issuance of preferred shares.  As of the date of this filing, those rights and features have yet to be determined by the Board. As of December 31, 2020, the Company had 0 shares of preferred stock issued and outstanding.

Common Stock

The Company is authorized to issue up 4,000,000 shares of common stock at no par value. On March 5, 2020, the Company issued 2,000,000 shares of common stock to its founders. As of December 31, 2020, the Company had 2,000,000 shares issued and outstanding.

On July 20, 2021, the Company effectuated a two thousand-for-one (2,000:1) reverse stock split of its common stock. This became effective on July 20, 2021. No fractional shares were issued in connection with the Reverse Stock Split as all fractional shares were “rounded up” to the next whole share. As a result, all share information in the accompanying financial statements has been adjusted as if the reverse stock split happened on the earliest date presented.

Restricted Stock Awards

From March 5, 2020 (inception) through December 31, 2020, the Company granted 630,000 restricted stock awards “RSA’s. The RSU’s had a grant date fair value of $83,475. From March 5, 2020 (inception) through December 31, 2020, the Company recognized stock-based compensation expense of $12,250. As of December 31, 2020 there was $71,225 of unrecognized compensation related to non-vested restricted stock.

A summary of the activity related to RSAs for the period from March 5, 2020 (inception) through December 31, 2020, is presented below:

	Total	Weighted average	Weighted average
Restricted stock awards (RSA’s)	shares	fair value	years
RSA’s non-vested at March 5, 2020	-	$-	-
RSA’s granted	630,000	0.13	4.47
RSA’s vested	-	-	-
RSA’s forfeited	-	-	-

RSA’s non-vested December 31, 2020	630,000	$0.13	3.74

NOTE 3 – RISKS AND UNCERTAINTIES

COVID 19

The COVID-19 pandemic has created significant worldwide uncertainty, volatility, and economic disruption. The extent to which COVID-19 will adversely impact our business, financial condition, and operations results depends on numerous factors, which are highly uncertain, rapidly changing, and uncontrollable. These factors include, but are not limited to: (i) the duration and scope of the pandemic; (ii) governmental, business, and individual actions that have been and continue to be taken in response to the pandemic, including travel restrictions, quarantines, social distancing, work-from-home, shelter-in-place orders, and shut-downs; (iii) the impact on U.S. and global economies and the timing and rate of economic recovery; (iv) potential adverse effects on the financial markets and access to capital; (v) potential goodwill or other impairment charges; (vi) increased cybersecurity risks as a result of pervasive remote working conditions; and (vii) our ability to effectively carry out our operations due to any adverse impacts on the health and safety of our employees and their families.

The extent to which COVID-19 impacts the Company’s operations or those of its third-party partners will depend on future developments, which are highly uncertain and cannot be predicted with confidence, including the duration of the outbreak, new information that may emerge concerning the severity of COVID-19 and the actions to contain COVID-19 or treat its impact, among others. Any such disruptions or losses we incur could have a material adverse effect on the Company’s financial results and our ability to conduct business as expected.

NOTE 4 – SUBSEQUENT EVENTS

On July 20, 2021, Creatd, Inc. entered into a stock purchase agreement to purchase 44% ownership and 55% of voting power of the issued and outstanding shares of WHE Agency, Inc. The aggregate closing consideration was $935,000, which consists of a combination of $144,750 in cash and $790,250 in the form of 224,503 shares of the Company’s restricted common stock at a price of $3.52 per share. Based on the purchase price of $935,000 for 44% ownership.